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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 25, 1997, with respect to the financial statements of North American Security Life Insurance Company and February 14, 1997, with respect to the financial statements of NASL Variable Account, in Post Effective Amendment No. 3 to the Registration Statement (Form N-4 File No. 33-76684, 33-49604) in the Statement of Additional Information of NASL Variable Account of North American Security Life Insurance Company.



                                             Ernst & Young LLP


Boston, Massachusetts
February 27, 1997